EXHIBIT 10.1

                               SIX FLAGS, INC.
                     2007 STOCK OPTION AND INCENTIVE PLAN

I. THE PLAN

There is hereby established the 2007 Stock Option and Incentive Plan (the "Plan") for Six Flags, Inc. (the "Company"), under which options may be granted to purchase shares of the common stock of the Company, under which shares of such common stock may be granted or sold at incentive prices below the market price at the time of sale, and under which stock appreciation rights may be granted.

II. DEFINITIONS

      As used herein, the terms set forth below shall have the following respective meanings:

      (a)   "Award" means an Employee Award or a Director Award.

      (b) "Award Agreement" means an Employee Award Agreement or Director Award Agreement.

      (c)   "Board" means the Board of Directors of the Company.

      (d)   "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Company" means Six Flags, Inc., a Delaware corporation, and its successors.

      (f) "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

      (g)   "Director" means an individual serving as a member of the Board.

      (h) "Director Award" means the grant of Director Options to a Non-Employee Director.

      (i) "Director Award Agreement" means a written agreement between the Company and a Participant who is a Non-Employee Director setting forth the terms, conditions and limitations applicable to a Director Award.

      (j) "Director Option" means a Nonqualified Stock Option granted to a Non-Employee Director.

      (k "Employee" means an officer or key employee of the Company or its Subsidiaries, including an officer or key employee who serves as a member of the Board.

      (l) "Employee Award" means the grant of options, stock appreciation rights, shares or rights to purchase shares, whether granted singly, in combination or in tandem, to a Participant who is an Employee.

      (m) "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (o) "Incentive Stock Option" means an option that is intended to comply with the requirements set forth in Section 422 of the Code.

      (p) "Non-Employee Director" means a Director who is not an employee of the Company or any of its Subsidiaries.

      (q) "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

      (r) "Participant" means an Employee or Director to whom an Award has been made under the Plan.

      (s) "Performance Goals" mean the measurable performance objective or objectives established pursuant to the Plan for Participants who have received, when so determined by the Committee, grants of shares of common stock pursuant to the Plan. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, park, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Goals may be made relative to the performance of other companies and will be based on one or more of the following business criteria: earnings before interest, taxes, depreciation and amortization; net income; pretax earnings; operating income; pro forma net income; appreciation in value of shares; total shareholder return; earnings per share; return on equity; return on designated assets; return on capital; economic value added; revenues (including net revenue per capita and sponsorship revenues); expenses; operating cash flow; free cash flow; cash flow return on investment; operating margin or net profit margin; attendance; or any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a covered employee (within the meaning of section 162(m) of the Code) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

      (t) "Subsidiary" means a corporation so defined under Section 424(f) of the Code.

III. AMOUNT OF STOCK

      (a) A maximum of four million (4,000,000) shares of the Company's common stock may be issued under the Plan upon exercises of options or stock appreciation rights or upon grants or purchases at incentive prices. Such shares may be authorized but unissued shares, shares held in the treasury or outstanding shares purchased from their owners on the market or otherwise. If any option or stock appreciation right granted under the Plan is forfeited, terminates or is cancelled for any reason before the option or stock appreciation right is exercised in full, the shares previously reserved for issuance upon exercise of such option or stock appreciation right shall not count toward the maximum number of shares or options or stock appreciation rights that may be issued under the Plan, as adjusted pursuant to the next paragraph, and such shares shall again be available to be issued under the Plan.

      (b) If the outstanding shares of the Company's common stock are from time to time increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, split-up, split-off, spin-off, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number, kind and price of shares which may be issued pursuant to Awards under the Plan, such that each Award shall be for such securities, cash and/or other property as would have been received and at such exercise price or purchase price as would have been paid in respect of such shares had the shares been issued in full immediately prior to such increase, decrease, change or exchange. Such adjustment shall be made successively each time that any such increase, decrease, change or exchange is made. In addition, in the event of any such increase, decrease, change or exchange, the Committee shall make such further adjustments as are appropriate to the maximum number of shares subject to the Plan, to the other provisions of the Plan and to Awards pursuant to the Plan. Except to the extent provided in this Section III, no reduction shall be made in the exercise price of any option or stock appreciation right and no option or stock appreciation right shall be regranted with a lower exercise price or cancelled and replaced with an option or stock appreciation right having a lower exercise price.

      (c) To the extent that the aggregate fair market value of stock subject to one or more Incentive Stock Options that are first exercisable by an Employee in any calendar year under the Plan (and under all other plans of the Company and its Subsidiaries) exceeds $100,000, determined as of the time the options are granted, such options shall be treated as Nonqualified Stock Options. This limitation will be applied by taking into account options in the order in which they were granted.

IV. ADMINISTRATION

      (a) The Plan shall be administered by the Committee, which shall include not fewer than two Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting (held at a time and place determined by, and in accordance with rules adopted by, the Committee) at which a quorum is present, or actions approved in writing by a majority of the members of the Committee, shall constitute acts of the Committee.

      (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The exercise of these powers by the Committee shall be conclusive and binding upon all present, past and future Participants in the Plan.

      (c) The Committee may from time to time determine to which Employees and Non-Employee Directors eligible for selection as Participants in the Plan, if any, Awards shall be made under the Plan, the number of shares which may be issued in connection with each such Award, the restrictions and forfeiture provisions related to such Awards, the periods after which shares subject to an Award shall vest and after which options and stock appreciation rights may be exercised and incentive shares may be purchased, the circumstances under which such periods may be accelerated, the exercise price of options and stock appreciation rights and the purchase price of shares subject to Awards, the means of payment of such exercise price or purchase price, the means of payment of any withholding taxes related to an Award, and the extent to which any option, right or share may be transferred.

      In addition, the Committee shall have full power and discretion to establish and administer Performance Goals and business criteria, establish performance periods, and certify that Performance Goals have been attained, in each case, if and to the extent required to comply with the "qualified performance-based compensation" exception to Section 162(m) of the Code and the applicable regulations thereunder.

      (d) The Committee shall report in writing to the Secretary of the Company the names of the Employees and Non-Employee Directors selected as Participants in the Plan, and the terms and conditions of the options, stock appreciation rights or shares to be granted or sold to each of them.

V. ELIGIBILITY FOR PARTICIPATION

      All Employees and Non-Employee Directors shall be eligible for selection as Participants in the Plan; provided, however, that Incentive Stock Options may be granted only to Employees.

VI. TERMS AND CONDITIONS OF OPTIONS, STOCK APPRECIATION RIGHTS AND SHARE GRANTS AND SALES

      (a) The terms, conditions and vesting periods, if any, for each Award under the Plan shall be evidenced by an Employee Award Agreement or Director Award Agreement, as applicable, executed by the Company and the Participant, which shall contain the following provisions, if applicable:

            (i) The number of shares which may be issued upon exercise of the option, the period during which the option may be exercised, the purchase price or prices per share to exercise the option, and the means of payment for the shares and for any withholding taxes imposed upon exercise of the option; provided, however, that notwithstanding any other provision of the Plan to the contrary, the term of an Incentive Stock Option shall not exceed ten (10) years, and, provided, further, that in the case of an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its Subsidiaries which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such Subsidiaries, the term of such Incentive Stock Option shall not exceed five (5) years, and, provided, further, that the purchase price or prices of each share of the Company's common stock subject to any option under the Plan shall be determined as follows:

                  (A) The purchase price of each share subject to an option
            under the Plan shall be not less than one hundred percent (100%) of the fair market value of such share on the date the option is granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its Subsidiaries which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such Subsidiaries, the purchase price of each share subject to such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the fair market value of such share on the date such option is granted. In determining stock ownership by an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall apply, and the Board and the Committee may rely on the representations of fact made to them by the Employee and believed by them to be true.

                  (B) The fair market value of shares of the Company's common stock on a particular date is deemed to be the reported closing sales price of such shares on such date on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are then listed or traded (or, if such exchange is not open on such date, the reported opening sales price on the next date on which such exchange is open). If such shares are not listed or traded on any national securities exchange, then, in each case, to the extent the Committee determines in good faith that the following prices arise out of a bona fide, established trading market for the shares, the fair market value of the shares is deemed to be:

                        (x) the reported closing sales price of such shares in
            the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if no such price is reported thereon, the average of the closing bid and asked prices as so reported on such date (or, if such market is not open on such date, the average of the opening bid and asked prices on the next date on which such market is open), or

                        (y) if such prices are not reported on such system, then
            the average of the closing bid and asked prices reported by the National Quotation Bureau Incorporated on such date (or, if no such prices are reported on such date, the average of the opening bid and asked prices on the next date on which such prices are reported). In all other cases, the fair market value of the shares shall be established by the Committee in good faith.

            (ii) Such terms and conditions of exercise as may be set by the Board or the Committee and specified in the Award Agreement or other grant agreement.

            (iii) An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee or, if the Employee is disabled, by his guardian or legal representative. Award Agreements also may permit an Incentive Stock Option to be transferred to a trust, provided the Employee is considered, under Section 671 of the Code and applicable state law, to be the sole beneficial owner of the option while it is held in trust. In the case of an option that does not otherwise qualify as an Incentive Stock Option, Award Agreements may permit the option to be transferred to immediate family members of the Participant, trusts for their exclusive benefit or partnerships of which the Participant or such family members are the only partners.

            (iv) In addition to the restrictions set forth in subsection (iii) above, such restrictions on transfer of the option, and such restrictions on transfer of the shares acquired upon exercise of the option, as may be set by the Committee.

            (v) Such other terms and conditions not inconsistent with the Plan as may be set by the Committee, including provisions allowing acceleration of options upon a change of control of the Company or otherwise.

      (b) In the discretion of the Committee, any option granted hereunder may provide that such option may be exercised by the holder's surrender of all or part of such option to the Company in exchange for a number of shares of the Company's common stock having a total fair market value, as of the date of surrender, equal to the excess of (i) the fair market value, as of the date of surrender, of the number of shares that could be acquired by the exercise of the portion of the option that is surrendered, over (ii) the aggregate exercise price which would otherwise be paid to the Company upon a normal exercise of the option as to that number of shares. In the event the foregoing calculation would require the issuance of a fractional share, the Company shall, in lieu thereof, pay cash to the holder in an amount equal to the fair market value of such fractional share as of the date of surrender.

      (c) The Committee may, in its discretion, grant stock appreciation rights to Participants who are concurrently being granted, or previously have been granted, options under the Plan. A stock appreciation right shall be related to a particular option (either to an option previously granted or to an option granted concurrently with the stock appreciation right) and shall entitle the Participant, at such time or times as the related option is exercisable, and upon surrender of the then exercisable option, or part thereof, and exercise of the stock appreciation right, to receive payment of an amount determined pursuant to paragraph (ii) below.

      Stock appreciation rights shall be subject to the following terms and conditions, to the terms of subsection (a)(iii) above regarding transferability of Nonqualified Stock Options, and to such other terms and conditions not inconsistent with the Plan as the Committee may approve and direct:

            (i) A stock appreciation right shall be exercisable by a Participant at such time or times, and to such extent, as the option to which it relates is then exercisable.

            (ii) Upon exercise of a stock appreciation right and surrender of the corresponding exercisable portion of the related option, a Participant shall be entitled to receive payment of an amount determined by multiplying:

                  (A) the difference obtained by subtracting the option exercise price per share of common stock under the related option from the fair market value of a share of common stock of the Company on the date of exercise of the stock appreciation right, by

                  (B) the number of shares with respect to which the related option is being surrendered and the stock appreciation right is being exercised.

            (iii) Unless otherwise provided hereunder or in an Award Agreement, payment of the amount determined under the preceding paragraph (ii) above shall be made one-half in cash and one-half in shares of common stock of the Company valued at their fair market value on the date of exercise of the stock appreciation right, provided, however, that the Committee, in its sole discretion, may either require or allow the holder of the stock appreciation right to elect for the stock appreciation right to be settled solely in such shares, solely in cash, or in some other proportion of shares and cash and provided, further, that cash shall, in any event, be paid in lieu of fractional shares.

      (d) The Committee may, in its discretion, grant or sell to a Participant shares of the Company's common stock, subject to such terms, conditions and vesting provisions, if any, as the Committee may prescribe; provided, however, that no such shares, other than shares subject to performance-based vesting, shall fully vest over a period of less than three (3) years from the date of grant.

      (e) Notwithstanding anything herein to the contrary, during any calendar year, (i) no Participant may be granted shares or options or stock appreciation rights with respect to more than one million five hundred thousand (1,500,000) shares of common stock under the Plan in the aggregate, and (ii) no Participant may be granted or sold shares of common stock that are subject to Performance Goals for more than one million five hundred thousand (1,500,000) shares, as adjusted pursuant to Section III above. If any option or stock appreciation right granted to a Participant under the Plan is forfeited, terminates or is cancelled for any reason before the option or stock appreciation right is exercised in full, the shares subject to such options and stock appreciation rights shall count toward the maximum number of shares or options or stock appreciation rights that may be issued to such Participant under the Plan.

VII. PROCEEDS FROM SALES OF SHARES

      Proceeds from sales of shares pursuant to the Plan and from exercises of options granted under the Plan shall be added to the general funds of the Company and thereafter may be used for such corporate purposes as the Board determines and directs.

VIII. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

      The Board may at any time amend, suspend or terminate the Plan. However, no such action by the Board may be taken without the approval of the stockholders of the Company entitled to vote thereon if such action would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares subject to the Plan (other than pursuant to Section III of the Plan), or change the provisions of the Plan regarding eligibility for participation in the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under an outstanding Award Agreement or other grant agreement without the consent of the holder.

IX. PROVISIONS FOR EMPLOYEES OF SUBSIDIARIES

      In connection with an Award to an Employee of a Subsidiary, the Company may sell to the Subsidiary the shares subject to the Award, at a price which shall be not less than the option exercise price or purchase price paid by the Employee for the shares, but which may be more, in order that the shares issued or sold to the Employee may be issued or sold to him directly by his employer corporation.

X. EFFECTIVE DATE AND TERMINATION OF THE PLAN

      (a) The Plan shall be submitted for a vote at a meeting of the stockholders of the Company or shall be approved by written consent of the stockholders in accordance with, and only to the extent permitted by, the Company's charter and by-laws and by applicable state laws prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; provided, that if applicable state law does not provide a method and degree of required approval, the Plan must be approved by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and votes on the Plan.

      (b) If approved by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board, the Plan shall become effective on the later of the date of such stockholder approval or the date of adoption of the Plan by the Board (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after the earlier of
(i) the date the Plan is adopted by the Board or (ii) the Effective Date. After termination of the Plan, no further Awards may be made under the Plan; provided, however, that such termination will not affect any options or stock appreciation rights granted or shares granted or sold under the Plan prior to such termination and shall not affect the provisions of the Plan relating to such options, stock appreciation rights and shares.

XI. MISCELLANEOUS

      (a) The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

      (b) The Plan, any options or stock appreciation rights granted or shares granted or sold thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.